CARRIAGE SERVICES ANNOUNCES 2019 ANNUAL RESULTS AND
INTRODUCES THREE YEAR ROUGHLY RIGHT SCENARIO
HOUSTON – February 19, 2020 – Carriage Services, Inc. (NYSE: CSV) today announced results for the year ended December 31, 2019.
Mel Payne, Chairman and Chief Executive Officer, stated, “Our performance in the fourth quarter and full year of 2019 was dramatically better than 2018, as we reversed the broadly declining performance trends in our funeral and cemetery portfolios. While we still have much work to do to achieve the optimum performance potential in our existing portfolio, we made two bold and strategic moves in the last quarter of 2019 by recruiting Bill Goetz as President and COO and acquiring four large high quality businesses in great strategic markets with about $50 million in new high margin revenue once fully integrated into Carriage’s operating model framework.
We believe that in 2019 we positioned Carriage for unprecedented performance and valuation success over the next five years. But no doubt the continuing work to improve performance in our existing portfolio combined with the year-end acquisition and integration of four large businesses in new markets has intensely focused our Operational Leadership and Houston Support Center Leadership Teams on Execution, Execution, Execution. We have therefore determined that the proper way to present our company over the next 3 years is as follows:

1.	January 1, 2020 - June 30, 2020 - Integration & Transition.

▪	Integrate new acquisitions;

▪	Improve funeral and cemetery portfolio performance;

▪	Recruit dedicated senior leadership to build and support a high performance cemetery preneed sales culture and system;

▪	Divest low performing funeral homes; and

▪	Reduce debt from increasing Adjusted Free Cash Flow and divestment proceeds.

2.	July 1, 2020 - June 30, 2021 - Normalize increased earnings and Adjusted Free Cash Flow, reducing debt and improving credit profile.

▪	Leadership of new acquisitions (existing and newly recruited) fully integrated into high performance framework of Standards Operating Model;

▪	Increase Revenue and Total Field and Adjusted Consolidated EBITDA Margin growth trends;

▪	Divest any low performing businesses that no longer fit Carriage’s future growth performance profile and apply proceeds to reduction of debt;

▪	Refinance our $400 million of 6.625% eight year senior notes that are callable after June 1, 2021 at 104.969; and

▪
Optimize our capital structure and Adjusted Free Cash Flow earning power by issuing new eight to ten year senior notes at a coupon rate in the range around 5% based on current rate environment, saving an estimated $7 million in annual cash interest expense equivalent to an additional 28¢ of EPS.

3.	July 1, 2021 - December 31, 2022 and thereafter - Optimize performance potential within existing portfolio.

▪
Achieve annual company milestones in Total Revenue of over $325 million, Adjusted Consolidated EBITDA of over $100 million, Adjusted Diluted EPS of over $2.25 per share and Adjusted Free Cash Flow of over $60 million; and

▪
Achieve leverage ratio of approximately 4 times Total Debt/Adjusted Consolidated EBITDA and return to growth by highly selective acquisitions financed primarily with increasing Adjusted Free Cash Flow.

Reflecting back on Carriage’s performance decline in 2018, the performance turnaround we have already achieved, and the performance milestones we will achieve over the next three years, our company will have executed what we believe in hindsight will be viewed as a complete Carriage Leadership, Portfolio High Performance, Balance Sheet, Earnings and Free Cash Flow Transformation as a Value Creation Platform.
Shown below is an expanded Milestone Three Year Roughly Right Scenario demonstrating the shareholder value creation opportunity as we enter into the next five year timeframe of our Good To Great Journey, beginning with:
Carriage Services 2020: Transformative High Performance - Good To Great Journey Part II
The scenario below includes our best “roughly right” estimates regarding our performance in the three distinct time periods as explained above. We will update Carriage’s Rolling Four Quarter Outlook when we report our first quarter 2020 performance results”, concluded Mr. Payne.
MILESTONE THREE YEAR SCENARIO

Performance Outlook Scenario	Roughly Right Ranges
Years Ending December 31 (millions)
	2020	2021	2022
Total Revenue	$315 - $319	$320 - $324	$328 - $332
Total Field EBITDA	$127 - $131	$133 - $137	$139 - $144
Total Field EBITDA Margin	40% - 41%	41% - 42%	42% - 43%
Adjusted Consolidated EBITDA	$92 - $96	$97 - $101	$102 - $106
Adjusted Consolidated EBITDA Margin	29% - 30%	30% - 31%	31% - 32%
Adjusted Diluted EPS	$1.55 - $1.65	$1.92 - $2.10	$2.25 - $2.40
Adjusted Free Cash Flow	$42 - $45	$53 - $56	$60 - $63
Total Debt Outstanding	$480 - $490	$440 - $450	$390 - $440
Total Debt to EBITDA Multiple	5.0 - 5.2	4.3 - 4.5	3.8 - 4.0

The Pro Forma Adjusted results for the comparative periods of year end December 31, 2019 versus year ended December 31, 2018 and fourth quarter 2019 versus fourth quarter 2018 are shown below:
Year Ended December 31, 2019 versus Year Ended December 31, 2018

•	Total Revenue increased $11.0 million or 4.2% to $273.3 million;

•	Total Field EBITDA increased $7.4 million or 7.2% to $110.3 million;

•	Total Field EBITDA Margin increased 120 basis points to 40.4%;

•	Total Overhead decreased $0.8 million or 2.3% to $33.8 million;

•	Total Overhead Margin decreased 80 basis points to 12.4%;

•	Consolidated EBITDA increased $8.2 million or 12.0% to $76.5 million;

•	Consolidated EBITDA Margin increased 200 basis points to 28.0%; and

•	Diluted Earnings Per Share increased $0.27 or 29.0% to $1.20.
Fourth Quarter 2019 versus Fourth Quarter 2018

•	Total Revenue increased $4.8 million or 7.3% to $71.1 million;

•	Total Field EBITDA increased $2.9 million or 11.4% to $28.7 million;

•	Total Field EBITDA Margin increased 150 basis points to 40.4%;

•	Total Overhead increased $0.1 million or 0.5% to $9.5 million;

•	Total Overhead Margin decreased 90 basis points to 13.4%;

•	Consolidated EBITDA increased $2.9 million or 17.7% to $19.2 million;

•	Consolidated EBITDA Margin increased 240 basis points to 27.0%; and

•	Diluted Earnings Per Share increased $0.06 or 26.1% to $0.29.
GAAP highlights are shown below:
Year Ended December 31, 2019 versus Year Ended December 31, 2018
• Total Revenue of $274.1 million, an increase of 2.3%;
• Net Income of $14.5 million, an increase of 24.8%; and
• GAAP Diluted Earnings Per Share of $0.80, an increase of 27.0%.
Fourth Quarter 2019 versus Fourth Quarter 2018
• Total Revenue of $71.1 million, an increase of 7.0%;
• Net Income of $2.6 million, an increase of 196.7%; and
• GAAP Diluted Earnings Per Share of $0.14, an increase of 200.0%.

HIGH PERFORMANCE HEROES
Carriage 2019 Pinnacle of Service Award Winners
I am delighted to announce that we had 39 businesses (36 funeral homes and 3 cemeteries) which earned Pinnacle Awards and Being The Best Standards Achievement Incentive Bonuses for the Managing Partners and employees of each business. This group of winners represented the Company’s High Performance Culture well as their businesses contributed $82.0 million in revenue (30% of Total of $274.1 million), $36.1 million in Field EBITDA (33% of Company Total of $109.8 million) and a EBITDA Margin of 44.1% (Total Company Field EBITDA Margin of 40.0%).
The 39 Pinnacle Award winners included 34 businesses (33 funeral homes and 1 cemetery) which averaged 70% Standards Achievement over the 3 year period 2017-2019 (5 of these businesses also achieved 100% in 2019 under the updated/rebooted Performance Standards), and 5 businesses (3 funeral homes and 2 cemeteries) which had 100% Standards Achievement in 2019.
As an important part of our High Performance Culture tradition and language, and because we have a passionate conviction that RECOGNITION is the highest form of motivation, listed below are Carriage’s Being The Best Pinnacle Of Service Award winners for 2019:
“Being The Best” Pinnacle of Service Award

Courtney Charvet	North Brevard Funeral Home
Patrick Schoen	Jacob Schoen & Son
Matthew Simpson	Fry Memorial Chapel
Justin Luyben	Evans-Brown Mortuaries & Crematory
Alan Kerrick	Dakan Funeral Chapel
Jeff Hardwick	Bryan & Hardwick Funeral Home
James Bass	Emerald Coast/McLaughlin Mortuary
Randy Valentine	Dieterle Memorial Home & Cremation
Sue Keenan	Byron Keenan Funeral Home & Cremation
Todd Muller	All Cremation Options
Jason Cox	Lane Funeral Home - South Crest
Jeff Seaman	Dwayne R. Spence Funeral Homes
Dan Simons	Everly Community Funeral Care
Mike Conner	Conner-Westbury Funeral Home
Ashley Vella	Deegan Funeral Chapels
Jason Higginbotham	Lakeland Funeral Home
Joseph Newkirk	Civic Center Chapel
Robert Maclary	Kent-Forest Lawn Funeral Home
Ken Duffy	John E. Day Funeral Home
Scott Sanderford	Everly Wheatley Funeral Home
Phil Appell	Keenan Funeral Home
Joseph Waterwash	Baird-Case Jordan-Fannin Funeral Home & Cremation Center
Jeff Steadman	Sansone Funeral Home
Tom O’Brien	O’Brien Funeral Home
Chris Chetsas	Cataudella Funeral Home
*Nicholas Welzenbach	Darling & Fischer Funeral Homes Los Gatos Memorial Park
*Tim Hauck	Harvey-Engelhardt/Fuller Metz Lee County Cremation

*Qualified for 2 Businesses

“Being The Best” Pinnacle of Service Award & 100% of Standards Award

Ken Summers	P.L. Fry & Son Funeral Home
Steven Mora	Conejo Mountain Funeral Home
Brian Binion	Steen Funeral Homes
James Terry	James J. Terry Funeral Homes
Cyndi Hoots	Schmidt Funeral Homes
“Being The Best” 100% of Standards Award

JoAnna DiSibio	Oak View Memorial Park
Anthony Rodriguez	Higgins Mortuary
Ben Friberg	Heritage Funeral Home & Crematory
David Keller	Lane Funeral Home - Coulter Chapel
Michael Page	Sterling-White Cemetery
Carriage Good to Great Award Winners
Our five year incentive award, called the Good To Great Award, is directly linked to our annual Being The Best Pinnacle Award which itself is linked to High Funeral Standards Achievement over a full year, i.e. our Good To Great Awards require high and sustained Being The Best Standards Achievement over a full five years. We have had many wonderful performances since the start of our Good To Great Journey in 2012 by High Performance Hero Funeral and Cemetery Managing Partners and Sales Managers and their teams of winning employees, so I am more than honored to announce our fourth group of Good To Great Award winners that sustained a high level of Standards Achievement and Financial Performance while compounding revenue at 3.1% for the five year timeframe that began in 2015 and ended at year end 2019, as listed below:

Todd Muller	Muller-Thompson Funeral Chapel & Cremation Services
Alan Kerrick	Dakan Funeral Chapels
Nicholas Welzenbach	Darling Fischer Funeral Homes
Scott Sanderford	Everly Wheatley Funeral Home
Patrick Schoen	Jacob Schoen & Son
Charlie Eagan	Greenwood Funeral Home

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, preneed cemetery and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

1 year ended 12/31/19	25.9%	23.6%	31.5%	14.3%	19.5%
2 years ended 12/31/19	15.4%	14.5%	25.7%	11.9%	16.1%
3 years ended 12/31/19	30.5%	28.6%	53.1%	20.3%	30.2%
4 years ended 12/31/19	56.2%	52.1%	71.4%	41.0%	50.1%
5 years ended 12/31/19	51.4%	48.0%	73.8%	34.7%	46.4%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of December 31, 2019 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$94,404	43%	$96,844	38%
Fixed Income	104,894	49%	117,637	46%
Cash	15,454	7%	39,059	15%
Other/Insurance	2,722	1%	2,906	1%
Total Portfolios	$217,474	100%	$256,446	100%
The performance of our Discretionary Trust Fund Portfolio was 25.9% for 2019 compared to 31.5% for the S&P 500 and 19.5% for our 70% High Yield/30% S&P 500 benchmark. The outperformance versus our benchmark is attributable to asset allocation decisions made in the back half of 2018 and the first part of this year along with individual security selections made throughout 2019.
We also added approximately $27 million of Discretionary Trust Assets through the four previously announced acquisitions.
The performance of our Discretionary Trust Fund Portfolio in 2019 compares favorably to our long term 11 year compound average annual return of approximately 13.5% since Carriage took over the management of these trust assets in the fall of 2008. This long-term track record of performance will continue to accrue to benefit Carriage through the increased value of the underlying preneed funeral and cemetery contracts and the recurring income generated through our cemetery perpetual care trusts.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three months and years ended December 31, 2019 of $5.8 million and $37.4 million, respectively, compared to Adjusted Free Cash Flow from operations of $10.2 million and $42.7 million for the corresponding periods in 2018. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three months and years ended December 31, 2018 and 2019 is as follows (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2018	2019	2018	2019
Cash flow provided by operations	$10,416	$759	$49,133	$36,820
Cash used for maintenance capital expenditures	(3,070)	(2,614)	(9,266)	(8,795)
Free Cash Flow	$7,346	$(1,855)	$39,867	$28,025

Plus: Incremental Special Items:
Down Payment for Potential Acquisition	—	5,000	—	5,000
Acquisition and Divestiture Costs	—	2,083	—	2,083
Severance and Retirement Costs	1,435	79	1,435	1,205
Litigation Reserve	1,000	175	1,000	750
Natural Disaster Costs	437	—	437	—
Other Special Items	—	336	—	336
Adjusted Free Cash Flow	$10,218	$5,818	$42,739	$37,399
Adjusted Free Cash Flow decreased $5.3 million to $37.4 million for the year ended December 31, 2019. We paid $5.0 million more of cash interest plus we had other working capital changes. The increase in cash interest paid primarily relates to a full year of interest paid on the Senior Notes versus seven months in 2018. Additionally we paid $3.2 million less cash taxes in 2019.
Adjusted Free Cash Flow decreased $4.4 million to $5.8 million for the three months ended December 31, 2019. The decrease is primarily due to the timing of working capital payments in conjunction with $2.6 million of additional tax refund after filing our 2018 tax return.
ROUGHLY RIGHT SCENARIO
The Roughly Right Scenario (“Scenario”) (or also called Rolling Four Quarter Outlook for the immediate rolling twelve months) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions unless we have a signed Letter of Intent (LOI) and high likelihood of a closing within 90 days. This Scenario is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal are to reflect a “Roughly Right Range” most of the time of future Scenario performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures and the execution of our funeral and our cemetery Standards Operating Model. Adjusted Net Income and hence, Adjusted Diluted Earnings Per Share have been adjusted for accretion on our convertible notes.
The Scenario on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible notes and outstanding and exercisable stock options.
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, February 20, 2020 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-2874313) and ask for the Carriage Services conference call. A replay of the conference call will be available through February 25, 2020 and may be accessed by dialing 855-859-2056 (ID-2874313). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2018	2019	% Change	2018	2019	% Change

Same Store Contracts
Atneed Contracts	6,287	6,647	5.7%	25,117	25,844	2.9%
Preneed Contracts	1,415	1,466	3.6%	5,721	5,700	(0.4%)
Total Same Store Funeral Contracts	7,702	8,113	5.3%	30,838	31,544	2.3%
Acquisition Contracts
Atneed Contracts	1,021	1,753	71.7%	3,404	4,896	43.8%
Preneed Contracts	151	154	2.0%	450	586	30.2%
Total Acquisition Funeral Contracts	1,172	1,907	62.7%	3,854	5,482	42.2%
Total Funeral Contracts	8,874	10,020	12.9%	34,692	37,026	6.7%

Funeral Operating Revenue
Same Store Revenue	$41,648	$42,410	1.8%	$166,934	$167,246	0.2%
Acquisition Revenue	7,846	9,886	26.0%	26,835	33,146	23.5%
Total Funeral Operating Revenue	$49,494	$52,296	5.7%	$193,769	$200,392	3.4%

Cemetery Operating Revenue
Same Store Revenue	$10,907	$12,122	11.1%	$45,135	$49,455	9.6%
Acquisition Revenue	—	295	—%	—	295	—%
Total Cemetery Operating Revenue	$10,907	$12,417	13.8%	$45,135	$49,750	10.2%

Total Financial Revenue	$3,975	$4,179	5.1%	$15,977	$16,022	0.3%

Other Revenue	$—	$748		$—	$748

Total Divested/Planned Divested Revenue	$2,141	$1,509		$13,111	$7,195

Total Revenue	$66,517	$71,149	7.0%	$267,992	$274,107	2.3%

Field EBITDA
Same Store Funeral EBITDA	$15,487	$16,335	5.5%	$63,119	$63,938	1.3%
Same Store Funeral EBITDA Margin	37.2%	38.5%	130 bp	37.8%	38.2%	40 bp
Acquisition Funeral EBITDA	3,108	3,733	20.1%	9,732	12,547	28.9%
Acquisition Funeral EBITDA Margin	39.6%	37.8%	(180 bp)	36.3%	37.9%	160 bp
Total Funeral EBITDA	$18,595	$20,068	7.9%	$72,851	$76,485	5.0%
Total Funeral EBITDA Margin	37.6%	38.4%	80 bp	37.6%	38.2%	60 bp

Same Store Cemetery EBITDA	$3,127	$4,147	32.6%	$13,880	$17,055	22.9%
Same Store Cemetery EBITDA Margin	28.7%	34.2%	550 bp	30.8%	34.5%	370 bp
Acquisition Cemetery EBITDA	—	73	—%	—	73	—%
Acquisition Cemetery EBITDA Margin	—%	24.7%	2,470 bp	—%	24.7%	2,470 bp
Total Cemetery EBITDA	$3,127	$4,220	35.0%	$13,880	$17,128	23.4%
Total Cemetery EBITDA Margin	28.7%	34.0%	530 bp	30.8%	34.4%	360 bp

Total Financial EBITDA	$3,597	$3,774	4.9%	$14,427	$14,419	(0.1%)
Total Financial EBITDA Margin	90.5%	90.3%	(20 bp)	90.3%	90.0%	(30 bp)

Other EBITDA	—	$298		—	$298
Other EBITDA Margin	—%	39.8%		—%	39.8%

Total Divested/Planned Divested EBITDA	$517	$253		$3,155	$1,437
Total Divested/Planned Divested EBITDA Margin	24.1%	16.8%		24.1%	20.0%

Total Field EBITDA	$25,836	$28,613	10.7%	$104,313	$109,767	5.2%
Total Field EBITDA Margin	38.8%	40.2%	140 bp	38.9%	40.0%	110 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Years Ended December 31,
	2018	2019	% Change	2018	2019	% Change

Total Overhead	$11,913	$12,103	1.6%	$36,993	$37,554	1.5%
Overhead as a percentage of Revenue	17.9%	17.0%	(90 bp)	13.8%	13.7%	(10 bp)

Consolidated EBITDA	$13,923	$16,510	18.6%	$67,320	$72,213	7.3%
Consolidated EBITDA Margin	20.9%	23.2%	230 bp	25.1%	26.3%	120 bp

Other Expenses and Interest
Depreciation & Amortization	$4,330	$4,416	2.0%	$17,430	$17,771	2.0%
Non-Cash Stock Compensation	3,659	537	(85.3%)	6,583	2,153	(67.3%)
Interest Expense	6,346	6,615	4.2%	21,109	25,522	20.9%
Accretion of Discount on Convertible Subordinated Notes	231	63	(72.7%)	2,192	241	(89.0%)
Net Loss on Early Extinguishment of Debt	(434)	—		502	—
Other, Net	893	196		1,238	4,110
Pre-Tax Income (Loss)	$(1,102)	$4,683	525.0%	$18,266	$22,416	22.7%
Provision for Income Taxes	331	1,845		5,754	7,395
Tax Adjustment Related to Certain Discrete Items	1,225	269		867	488
Net Tax Provision	1,556	2,114		6,621	7,883
GAAP Net Income (Loss)	$(2,658)	$2,569	196.7%	$11,645	$14,533	24.8%

Special Items, Net of Tax, except for **
Acquisition and Divestiture Expenses	$—	$1,646		$—	$1,646
Severance and Retirement Costs	1,134	62		1,134	951
Performance Awards Cancellation Write-off	2,594	—		2,594	—
Accretion of Discount on Convertible Subordinated Notes **	231	63		2,192	241
Net Loss (Gain) on Early Extinguishment of Debt	(343)	—		397	—
Loss on Sale of Business and Other Costs	162	188		439	3,331
Goodwill and Other Impairments	805	184		805	761
Litigation Reserve	790	138		790	592
Natural Disaster Costs	345	—		345	—
Tax Expense Related to Divested Business**	—	51		—	911
Gain on Insurance Reimbursements	—	(195)		—	(699)
Other Special Items	—	265		—	265
Tax Adjustment Related to Certain Discrete Items**	1,225	—		1,225	—

Adjusted Net Income	$4,285	$4,971	16.0%	$21,566	$22,532	4.5%
Adjusted Net Profit Margin	6.4%	7.0%	60 bp	8.0%	8.2%	20 bp

Adjusted Basic Earnings Per Share	$0.23	$0.28	21.7%	$1.19	$1.26	5.9%
Adjusted Diluted Earnings Per Share	$0.23	$0.28	21.7%	$1.17	$1.25	6.8%

GAAP Basic Earnings (Loss) Per Share	$(0.14)	$0.14	200.0%	$0.64	$0.81	26.6%
GAAP Diluted Earnings (Loss) Per Share	$(0.14)	$0.14	200.0%	$0.63	$0.80	27.0%

Weighted Average Basic Shares Outstanding	18,772	17,760		17,971	17,877
Weighted Average Diluted Shares Outstanding	18,838	17,901		18,374	18,005

Adjusted Consolidated EBITDA	$16,795	$19,183	14.2%	$70,192	$76,587	9.1%
Adjusted Consolidated EBITDA Margin	25.2%	27.0%	180 bp	26.2%	27.9%	170 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	December 31,
	2018	2019
ASSETS
Current assets:
Cash and cash equivalents	$644	$716
Accounts receivable, net	18,897	21,478
Inventories	6,751	6,989
Prepaid and other current assets	3,011	10,667
Total current assets	29,303	39,850
Preneed cemetery trust investments	62,432	72,382
Preneed funeral trust investments	82,074	96,335
Preneed cemetery receivables, net	18,441	20,173
Receivables from preneed trusts	17,073	18,024
Property, plant and equipment, net	260,838	279,200
Cemetery property, net	74,958	87,032
Goodwill	303,887	398,292
Intangible and other non-current assets, net	24,425	32,116
Operating lease right-of-use assets	—	22,304
Cemetery perpetual care trust investments	44,071	64,047
Total assets	$917,502	$1,129,755
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,015	$1,306
Current portion of finance lease obligations	312	290
Current portion of operating lease obligations	—	1,554
Accounts payable	9,987	8,413
Accrued and other liabilities	22,644	24,026
Total current liabilities	34,958	35,589
Long-term debt, net of current portion	6,925	5,658
Credit facility	26,145	82,182
Convertible subordinated notes due 2021	5,732	5,971
Senior notes due 2026	319,108	395,447
Obligations under finance leases, net of current portion	6,143	5,854
Obligations under operating leases, net of current portion	—	21,533
Deferred preneed cemetery revenue	45,997	46,569
Deferred preneed funeral revenue	28,606	29,145
Deferred tax liability	31,263	41,368
Other long-term liabilities	3,133	1,737
Deferred preneed cemetery receipts held in trust	62,432	72,382
Deferred preneed funeral receipts held in trust	82,074	96,335
Care trusts’ corpus	43,494	63,416
Total liabilities	696,010	903,186
Commitments and contingencies
Stockholders’ equity:
Common stock	257	259
Additional paid-in capital	243,849	242,147
Retained earnings	71,680	86,213
Treasury stock	(94,294)	(102,050)
Total stockholders’ equity	221,492	226,569
Total liabilities and stockholders’ equity	$917,502	$1,129,755

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2018	2019	2018	2019

Revenue:
Service revenue	34,944	37,110	138,604	142,554
Property and merchandise revenue	27,512	29,056	112,253	114,514
Other revenue	4,061	4,983	17,135	17,039
	66,517	71,149	267,992	274,107
Field costs and expenses:
Cost of service	18,092	18,928	72,123	72,991
Cost of merchandise	22,212	22,750	90,008	89,294
Cemetery property amortization	839	995	3,602	3,985
Field depreciation expense	3,090	3,120	12,015	12,370
Regional and unallocated funeral and cemetery costs	4,087	3,819	12,749	13,827
Other expenses	377	858	1,548	2,055
	48,697	50,470	192,045	194,522
Gross profit	17,820	20,679	75,947	79,585

Corporate costs and expenses:
General, administrative and other	11,485	8,821	30,827	25,880
Home office depreciation and amortization	401	301	1,813	1,416
	11,886	9,122	32,640	27,296
Operating income	5,934	11,557	43,307	52,289
Interest expense	(6,346)	(6,615)	(21,109)	(25,522)
Accretion of discount on convertible subordinated notes	(231)	(63)	(2,192)	(241)
Loss on early extinguishment of debt	434	—	(502)	—
Other, net	(893)	(196)	(1,238)	(4,110)
Income (loss) before income taxes	(1,102)	4,683	18,266	22,416
Provision for income taxes	(331)	(1,845)	(5,754)	(7,395)
Tax adjustment related to certain discrete items	(1,225)	(269)	(867)	(488)
Total provision for income taxes	(1,556)	(2,114)	(6,621)	(7,883)
Net income (loss)	$(2,658)	$2,569	$11,645	$14,533

Basic earnings (loss) per common share	$(0.14)	$0.14	$0.64	$0.81
Diluted earnings (loss) per common share	$(0.14)	$0.14	$0.63	$0.80

Dividends declared per share:	$0.075	$0.075	$0.300	$0.300
Weighted average number of common and common equivalent shares outstanding:
Basic	18,772	17,760	17,971	17,877
Diluted	18,838	17,901	18,374	18,005

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2018	2019
Cash flows from operating activities:
Net income	$11,645	$14,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,430	17,771
Provision for losses on accounts receivable	1,841	1,618
Stock-based compensation expense	6,583	2,153
Deferred income tax expense	3,823	10,117
Amortization of deferred financing costs	532	392
Amortization of capitalized commissions on preneed contracts	599	558
Accretion of discount on convertible subordinated notes	2,192	241
Accretion of discount on senior notes	272	492
Net loss on early extinguishment of debt	502	—
Net loss on sale of businesses and disposal of other assets	1,052	4,096
Goodwill and other Impairments	1,019	963
Gain on insurance reimbursements	—	(879)
Other	—	121
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(5,061)	(5,801)
Inventories and other current assets	(159)	(7,762)
Intangible and other non-current assets	(390)	(251)
Preneed funeral and cemetery trust investments	488	(6,500)
Accounts payable	2,044	(1,976)
Accrued and other liabilities	3,990	1,271
Deferred preneed funeral and cemetery revenue	6,546	168
Deferred preneed funeral and cemetery receipts held in trust	(5,954)	5,495
Net cash provided by operating activities	48,994	36,820

Cash flows from investing activities:
Acquisitions and land for new construction	(37,970)	(140,907)
Proceeds from insurance reimbursements	—	1,433
Net proceeds from sale of businesses and other assets	—	967
Capital expenditures	(13,526)	(15,379)
Net cash used in investing activities	(51,496)	(153,886)

Cash flows from financing activities:
Payments against the term loan	(127,500)	—
Borrowings from the credit facility	124,500	174,961
Payments against the credit facility	(189,400)	(118,261)
Payment of debt issuance costs related to the credit facility	(1,751)	(891)
Acquisition of 2.75% convertible subordinated notes	(98,266)	(27)
Transaction costs related to the acquisition of 2.75% convertible subordinated notes	(885)	—
Proceeds from the issuance of the 6.625% senior notes	320,125	76,688
Payment of debt issuance costs related to the 6.625% senior notes	(1,367)	(980)
Payments on long-term debt and obligations under capital leases	(1,940)	(2,287)
Payments on contingent consideration recorded at acquisition date	(138)	(162)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,246	1,445
Taxes paid on restricted stock vestings and exercises of non-qualified options	(651)	(194)
Dividends paid on common stock	(5,513)	(5,398)
Purchase of treasury stock	(16,266)	(7,756)
Net cash provided by financing activities	2,194	117,138

Net increase (decrease) in cash and cash equivalents	(308)	72
Cash and cash equivalents at beginning of year	952	644
Cash and cash equivalents at end of year	$644	$716

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
The Company’s GAAP financial statements accompany this press release. Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this press release.
The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Divested/Planned Divested Revenue”, “Divested/Planned Divested EBITDA”, “Divested/Planned Divested EBITDA Margin”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, and “Total Debt to EBITDA Multiple” in this press release. These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are typically taxed at the federal statutory rate, except for the accretion of the discount on Convertible Subordinated Notes, as this is a non-tax deductible item and the Tax Expense Related to a Divested Business.

•
Adjusted Net Income is defined as net income plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Financial EBITDA related to the Funeral Home segment.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit, excluding depreciation and amortization, regional and unallocated costs and Cemetery Financial EBITDA related to the Cemetery segment.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit, excluding field depreciation, cemetery property amortization and regional and unallocated funeral and cemetery costs.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•
Divested/Planned Divested Revenue is defined as revenues from three cemetery businesses that we divested as a result of a management agreement that expired in 2018 and five funeral home businesses that we divested as of December 31, 2019. Additionally, it includes fourteen funeral home businesses we intend to divest.

•	Divested/Planned Divested EBITDA is defined as Divested Revenue, less field level and financial expenses related to the divested/planned divested businesses noted above.

•	Divested/Planned Divested EBITDA Margin is defined as Divested/Planned Divested EBITDA as a percentage of Divested/Planned Divested Revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

•
Total Debt to EBITDA Multiple is defined as Long Term Debt (net of current portion), indebtedness under our bank credit facility, indebtedness under our Convertible Subordinated Notes due 2021 and indebtedness under our Senior Notes due 2026, to Adjusted Consolidated EBITDA.

Funeral Field EBITDA and Cemetery Field EBITDA
Our operations are reported in two business segments: Funeral Home Operations and Cemetery Operations. Our Field level results highlight trends in volumes, Revenue, Field EBITDA (the individual business’ cash earning power/locally controllable business profit) and Field EBITDA Margin (the individual business’ controllable profit margin).
Funeral Field EBITDA and Cemetery Field EBITDA are defined above. Gross Profit is defined as Revenue less “Field costs and expenses” - a line item encompassing these areas of costs: i) Funeral and cemetery field costs, ii) Field depreciation and amortization expense, and iii) Regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.
Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our Regional leadership, incentive compensation opportunity to our Field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the Field level as the composition, structure and function of these costs are determined by Executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within Consolidated EBITDA and Adjusted Consolidated EBITDA. We do not openly or indirectly “push down” any of these expenses to the individual business’ field level margins.
We believe that our “Regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in Consolidated EBITDA and Adjusted Consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.
Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.
We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Field EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral Field EBITDA and Cemetery Field EBITDA are not consolidated measures of profitability.
Field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. A reconciliation of Field EBITDA to Gross Profit, the most directly comparable GAAP measure, is set forth below.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation of Consolidated EBITDA to Net Income, the most directly comparable GAAP measure, is set forth below.
Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. Carriage Services strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income (Loss) to Adjusted Net Income for the three months ended and years ended December 31, 2018 and 2019 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Net Income (Loss)	$(2,658)	$2,569	$11,645	$14,533
Special Items, Net of Tax, except for **
Acquisition and Divestiture Expenses	—	1,646	—	1,646
Severance and Retirement Costs	1,134	62	1,134	951
Performance Awards Cancellation Write-off	2,594	—	2,594	—
Accretion of Discount on Convertible Subordinated Notes **	231	63	2,192	241
Net Loss (Gain) on Early Extinguishment of Debt	(343)	—	397	—
Loss on Sale of Business and Other Costs	162	188	439	3,331
Goodwill and Other Impairments	805	184	805	761
Litigation Reserve	790	138	790	592
Natural Disaster Costs	345	—	345	—
Tax Expense Related to Divested Business**	—	51	—	911
Gain on Insurance Reimbursements	—	(195)	—	(699)
Other Special Items	—	265	—	265
Tax Adjustment Related to Certain Discrete Items **	1,225	—	1,225	—
Adjusted Net Income	$4,285	$4,971	$21,566	$22,532

 ** Special items are typically taxed at the federal statutory rate, except for the Accretion of the Discount on Convertible Subordinated Notes, as this is a non-tax deductible item and the Tax Expense Related to a Divested Business and the Tax Adjustment Related to Certain Discrete Items.

Reconciliation of Net Income (Loss) to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three months ended and years ended December 31, 2018 and 2019 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Net Income (Loss)	$(2,658)	$2,569	$11,645	$14,533
Total Provision for Income Taxes	1,556	2,114	6,621	7,883
Income (Loss) Before Income Taxes	(1,102)	4,683	18,266	22,416
Interest Expense	6,346	6,615	21,109	25,522
Accretion of Discount on Convertible Subordinated Notes	231	63	2,192	241
Net Loss on Early Extinguishment of Debt	(434)	—	502	—
Non-Cash Stock Compensation	3,659	537	6,583	2,153
Depreciation & Amortization	4,330	4,416	17,430	17,771
Other, Net	893	196	1,238	4,110
Consolidated EBITDA	$13,923	$16,510	$67,320	$72,213
Adjusted For:
Acquisition and Divestiture Expenses	—	2,083	—	2,083
Severance and Retirement Costs	1,435	79	1,435	1,205
Litigation Reserve	1,000	175	1,000	750
Natural Disaster Costs	437	—	437	—
Other Special Items	—	336	—	336
Adjusted Consolidated EBITDA	$16,795	$19,183	$70,192	$76,587

Revenue	$66,517	$71,149	$267,992	$274,107

Adjusted Consolidated EBITDA Margin	25.2%	27.0%	26.2%	27.9%
Reconciliation of Funeral and Cemetery Gross Profit to Field EBITDA for the three months ended and years ended December 31, 2018 and 2019 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Funeral Gross Profit (GAAP)	$14,919	$16,778	$60,881	$63,602
Depreciation & Amortization	2,790	2,806	10,726	11,128
Regional & Unallocated Costs	3,291	2,919	10,547	11,007
Funeral Financial EBITDA	(1,888)	(1,884)	(7,524)	(7,517)
Other Funeral EBITDA	—	(298)	—	(298)
Funeral Divested/Planned Divested EBITDA	(517)	(253)	(1,779)	(1,437)
Funeral Field EBITDA	$18,595	$20,068	$72,851	$76,485

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Cemetery Gross Profit (GAAP)	$2,901	$3,901	$15,066	$15,983
Depreciation & Amortization	1,139	1,309	4,891	5,227
Regional & Unallocated Costs	796	900	2,202	2,820
Cemetery Financial EBITDA	(1,709)	(1,890)	(6,903)	(6,902)
Cemetery Divested/Planned Divested EBITDA	—	—	(1,376)	—
Cemetery Field EBITDA	$3,127	$4,220	$13,880	$17,128

Components of Total Field EBITDA for the three months ended and years ended December 31, 2018 and 2019 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Funeral Field EBITDA	$18,595	$20,068	$72,851	$76,485
Cemetery Field EBITDA	3,127	4,220	13,880	17,128
Funeral Financial EBITDA	1,888	1,884	7,524	7,517
Cemetery Financial EBITDA	1,709	1,890	6,903	6,902
Other Funeral EBITDA	—	298	—	298
Funeral Divested/Planned Divested EBITDA	517	253	1,779	1,437
Cemetery Divested/Planned Divested EBITDA	—	—	1,376	—
Total Field EBITDA	$25,836	$28,613	$104,313	$109,767
Reconciliation of GAAP Basic Earnings (Loss) Per Share to Adjusted Basic Earnings Per Share for the three months ended and years ended December 31, 2018 and 2019:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
GAAP Basic Earnings (Loss) Per Share	$(0.14)	$0.14	$0.64	$0.81
Special Items	0.37	0.14	0.55	0.45
Adjusted Basic Earnings Per Share	$0.23	$0.28	$1.19	$1.26
Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Adjusted Diluted Earnings Per Share for the three months ended and years ended December 31, 2018 and 2019:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
GAAP Diluted Earnings (Loss) Per Share	$(0.14)	$0.14	$0.63	$0.80
Special Items	0.37	0.14	0.54	0.45
Adjusted Diluted Earnings Per Share	$0.23	$0.28	$1.17	$1.25

Reconciliation of Pro Forma Adjusted Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Pro Forma Adjusted results presented earlier in this press release are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.
Reconciliation of Net Income (Loss) to Pro Forma Adjusted Net Income for the three months ended and years ended December 31, 2018 and 2019 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Net Income (Loss)	$(2,658)	$2,569	$11,645	$14,533
Total Provision for Income Taxes	1,556	2,114	6,621	7,883
Income (Loss) Before Income Taxes	(1,102)	4,683	18,266	22,416
Adjusted For:
Interest Expense	—	—	(4,000)	—
Acquisition Expense	—	2,083	—	2,083
Recruiting Expense	—	336	—	336
Severance and Retirement Costs	1,435	79	1,435	1,205
Non-Cash Stock Compensation	3,283	—	3,283	—
Litigation Reserve	1,000	175	1,000	750
Divestiture of Funeral Home Business	—	—	—	3,840
Divested EBITDA	(28)	32	(1,422)	(56)
Pro Forma Adjusted Income Before Income Taxes	$4,588	$7,388	$18,562	$30,574
Pro Forma Adjusted Total Provision for Income Taxes	2,670	2,404	6,714	9,324
Pro Forma Adjusted Net Income	$1,918	$4,984	$11,848	$21,250
Reconciliation of Field EBITDA to Pro Forma Adjusted Field EBITDA and Pro Forma Adjusted Consolidated EBITDA for the three months ended and years ended December 31, 2018 and 2019 (in thousands):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
Field EBITDA	$25,836	$28,613	$104,313	$109,767
Adjusted For:
Litigation Reserve		100		581
Divested EBITDA	(28)	32	(1,422)	(56)
Pro Forma Adjusted Field EBITDA	$25,808	$28,745	$102,891	$110,292
Total Overhead Costs	11,913	12,103	36,993	37,554
Adjusted For:
Litigation Reserve	(1,000)	(75)	(1,000)	(170)
Severance and Retirement Costs	(1,435)	(79)	(1,435)	(1,205)
Acquisition Expense	—	(2,083)	—	(2,083)
Recruiting Expense	—	(336)	—	(336)
Natural Disaster Costs	(437)	—	(437)	—
Pro Forma Adjusted Consolidated EBITDA	$16,767	$19,215	$68,770	$76,532

Revenue	$66,517	$71,149	$267,992	$274,107
Adjusted For:
Divested Revenue	(249)	(63)	(5,677)	(805)
Pro Forma Adjusted Revenue	$66,268	$71,086	$262,315	$273,302

Pro Forma Adjusted Field EBITDA Margin	38.9%	40.4%	39.2%	40.4%
Pro Forma Adjusted Consolidated EBITDA Margin	25.3%	27.0%	26.2%	28.0%

Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Pro Forma Adjusted Diluted Earnings Per Share for the three months ended and years ended December 31, 2018 and 2019:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2019	2018	2019
GAAP Diluted Earnings (Loss) Per Share	$(0.14)	$0.14	$0.63	$0.80
Special Items	0.37	0.14	0.54	0.45
Pro Forma Adjustments	—	0.01	(0.24)	(0.05)
Pro Forma Adjusted Diluted Earnings Per Share	$0.23	$0.29	$0.93	$1.20
Supplemental Information:
Funeral homes and cemeteries purchased after December 31, 2014 are referred to as “Acquired” in our Trend Report. This classification of acquisitions has been important to management and investors in monitoring the results of these businesses and to gauge the leveraging performance contribution that a selective acquisition program can have on total company performance.
The presentation below highlights the impact of our 2014 Acquired Portfolio that moved from Acquired to Same Store beginning January 1, 2019 (in thousands):

	For the Three Months Ended December 31, 2018		For the Year Ended December 31, 2018
	Revenue	EBITDA	Revenue	EBITDA
2014 Acquired Portfolio	$3,310	$1,339	$12,989	$5,254
Reconciliation of Performance Outlook Scenario
Earlier in this press release, we present the Performance Outlook Scenario which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions unless we have a signed Letter of Intent with a high likelihood of a closing within 90 days. This Performance Outlook Scenario is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. The following reconciliations are presented at the approximate midpoint of the range in this Performance Outlook Scenario.
Reconciliation of Net Income to Consolidated EBITDA and Field EBITDA for the Estimated Years Ending December 31, 2020, 2021 and 2022 (in thousands):

	Years Ending December 31,
	2020E	2021E	2022E
Net Income	$28,600	$37,200	$44,000
Total Tax Provision	11,100	14,500	17,100
Pretax Income	39,700	51,700	61,100
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	32,000	24,200	23,500
Depreciation & Amortization, including Non-cash Stock Compensation	22,900	23,900	19,700
Consolidated EBITDA	$94,600	$99,800	$104,300
Overhead	35,400	36,000	37,900
Total Field EBITDA	$130,000	$135,800	$142,200

Revenue	$317,000	$323,000	$331,000
Total Field EBITDA Margin	41.0%	42.0%	43.0%

Reconciliation of Consolidated EBITDA to Adjusted Consolidated EBITDA for the Estimated Years Ending December 31, 2020, 2021 and 2022 (in thousands):

	Years Ending December 31,
	2020E	2021E	2022E
Consolidated EBITDA	$94,600	$99,800	$104,300
Special Items	—	—	—
Adjusted Consolidated EBITDA	$94,600	$99,800	$104,300

Revenue	$317,000	$323,000	$331,000
Adjusted Consolidated EBITDA Margin	29.8%	30.9%	31.5%
Reconciliation of Net Income to Adjusted Net Income for the Estimated Years Ending December 31, 2020, 2021 and 2022 (in thousands):

	Years Ending December 31,
	2020E	2021E	2022E
Net Income	$28,600	$37,200	$44,000
Special Items	—	—	—
Adjusted Net Income	$28,600	$37,200	$44,000
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the Estimated Years Ending December 31, 2020, 2021 and 2022 (in thousands):

	Years Ending December 31,
	2020E	2021E	2022E
GAAP Diluted Earnings Per Share	$1.59	$2.07	$2.44
Special Items	—	—	—
Adjusted Diluted Earnings Per Share	$1.59	$2.07	$2.44
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted Free Cash Flow for the Estimated Years December 31, 2020, 2021 and 2022 (in thousands):

	Years Ending December 31,
	2020E	2021E	2022E
Cash Flow Provided by Operating Activities	$52,000	$63,000	$71,000
Cash used for Maintenance Capital Expenditures	(9,000)	(9,000)	(9,000)
Adjusted Free Cash Flow	$43,000	$54,000	$62,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements of the plans, timing, expectations and objectives of management for future financing activities; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to find and retain skilled personnel;

•	our ability to execute our growth strategy;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	our ability to consummate the divestiture of low performing businesses as currently expected, if at all;

•	our ability to meet the timing, objectives and cost saving expectations related to anticipated financing activities;
the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	our level of indebtedness and the cash required to service our indebtedness;

•	changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service;

•	effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the funeral and cemetery industry; and

•	other factors and uncertainties inherent in the funeral and cemetery industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.